EXECUTION VERSION

SECOND AMENDMENT dated as of September 7, 2016 (this “Amendment”), to the Credit Agreement dated as of December 29, 2015 (as heretofore amended, the “Credit Agreement”), by and among LEGG MASON, INC., a Maryland corporation (the “Borrower”), each of the Lenders from time to time party thereto and CITIBANK, N.A., as Administrative Agent.
WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein and the Lenders party hereto, constituting the Majority Lenders, have agreed so to amend the Credit Agreement;
NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders party hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendment. Subject to the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement shall without further action be amended as follows:

(a)The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended as follows:

Removing the phrase “for such period” and replacing it with the phrase “attributable to the Borrower for such period (net of the portion thereof attributable to non-controlling interests, including any non-controlling interests in any consolidated investment vehicle)” prior to clause (a), immediately after the word “income” and prior to the word “plus”.
(b)The definition of “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence after the ultimate sentence in the definition:

“Notwithstanding anything to the contrary, all Indebtedness that has been defeased, satisfied and discharged or irrevocably called for redemption in accordance with the terms of the agreements governing such Indebtedness with such cash or cash equivalents sufficient to satisfy such defeasance, satisfaction and discharge or redemption irrevocably deposited with the appropriate entity for such purpose will be deemed not to be outstanding for purposes of calculating the amount of Indebtedness outstanding at any time under the covenants and financial or other calculations under this Agreement; provided, that all such cash or cash equivalents deposited pursuant to the foregoing will not be included in any such covenant or financial or other calculation under this Agreement which are calculated on a basis net of cash and cash equivalents.”
(c)The definition of “Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended as follows:

Replacing “$250,000,000” with “$750,000,000” immediately after letter “(y)” and prior to the word “multiplied”, at the beginning of clause (a)(iii)(A)(y).

(d)The definition of “U.S. Tax Compliance Certificate” in Section 1.01 of the Credit Agreement is hereby amended as follows:

Replacing the phrase “Section 2.13(f)(ii)(3)” with the phrase “Section 2.13(f)(ii)(B)(3)” immediately after the word “in”, at the end of the definition.
(e)The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Second Amendment” means the Second Amendment dated as of September 7, 2016 to the Credit Agreement (as amended by the First Amendment dated as of March 31, 2016), by and among the Borrower, each of the Lenders party thereto and the Administrative Agent.
SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that:

(a)This Amendment has been duly executed and delivered by the Borrower and (assuming due execution by the parties hereto other than the Borrower) constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)The representations and warranties set forth in Section 4.01 of the Credit Agreement (except the Excluded Representations) are true and correct in all material respects on and as of the Amendment Effective Date (as defined below), before and after giving effect to this Amendment, as though made on and as of the Amendment Effective Date.

(c)As of the Amendment Effective Date, after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default.

SECTION 4. Effectiveness of Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the Administrative Agent shall have executed this Amendment and shall have received counterparts hereof duly executed and delivered by the Borrower and the Lenders constituting the Majority Lenders. The Administrative Agent shall promptly notify the Borrower and the Lenders in writing of the Amendment Effective Date and such notice shall be conclusive and binding absent manifest error.

SECTION 5. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, in each case to the extent provided in Section 8.04(a) of the Credit Agreement.

SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Issuing Lenders or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. On and after the Amendment Effective Date, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as amended hereby

SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf email transmittal) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law; Consent to Jurisdiction, Etc. The provisions of Sections 8.07 and 8.11 of the Credit Agreement shall apply, mutatis mutandis, to this Amendment as if set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers or representatives as of the date first above written.

LEGG MASON, INC.,
By:	/S/ Peter H. Nachtwey
Name: Peter H. Nachtwey
Title: Chief Financial Officer

CITIBANK, N.A., as Administrative Agent, an Issuing Lender and Lender,
By:	/s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Vice President

SECOND AMENDMENT TO THE
CREDIT AGREEMENT DATED AS OF DECEMBER 29, 2015
OF LEGG MASON, INC.

To approve this Amendment:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

To approve this Amendment:

BANK OF AMERICA, N.A.
By:	/s/ Rodney Beeks
Name: Rodney Beeks
Title: Associate

To approve this Amendment:

BRANCH BANKING AND TRUST COMPANY,
By:	/s/ Matthew J. Davis
Name: Matthew J. Davis
Title: Senior Vice President

To approve this Amendment:

THE BANK OF NEW YORK MELLON
By:	/s/ Michael Pensari
Name: Michael Pensari
Title: Managing Director

SECOND AMENDMENT TO THE
CREDIT AGREEMENT DATED AS OF DECEMBER 29, 2015
OF LEGG MASON, INC.

To approve this Amendment:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Managing Director

For any institution requiring a second signature line:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ Myra Martinez
Name: Myra Martinez
Title: Vice President

To approve this Amendment:

HSBC BANK USA
By:	/s/ Arquelio Semidey
Name: Arquelio Semidey
Title: Associate Director

To approve this Amendment:

JPMORGAN CHASE BANK, N.A.
By:	/s/ Alfred Chi
Name: Alfred Chi
Title: Vice President

To approve this Amendment:

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Ashley Thompson
Name: Ashley Thompson
Title: Vice President & Relationship Manager

SECOND AMENDMENT TO THE
CREDIT AGREEMENT DATED AS OF DECEMBER 29, 2015
OF LEGG MASON, INC.

To approve this Amendment:

THE BANK OF TOKYO – MITSUBISHI UFJ, LTD
By:	/s/ Suzanne Ley
Name: Suzanne Ley
Title: Vice President

To approve this Amendment:

ROYAL BANK OF CANADA
By:	/s/ Greg DeRise
Name: Greg DeRise
Title: Authorized Signatory

To approve this Amendment:

STATE STREET BANK & TRUST COMPANY
By:	/s/ Andrei Bourdine
Name: Andrei Bourdine
Title: Vice President

To approve this Amendment:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Kimberly Shaffer
Name: Kimberly Shaffer
Title: Managing Director